Exhibit 99.1

OCULAR THERAPEUTIX, INC.

Amendment No. 4 to 2019 Inducement Stock Incentive Plan

Ocular Therapeutix, Inc’s 2019 Inducement Stock Incentive Plan (the “Plan”), pursuant to Section 11(d) thereof, is hereby amended as set forth below.

1. The first sentence of Section 4(a) of the Plan be, and hereby is, deleted in its entirety and replaced with the following in lieu thereof:

“Subject to adjustment under Section 9, Awards may be made under the Plan for up to 6,054,000 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”).”

Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect.

Adopted by the Board of Directors: October 4, 2024